UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 20, 2017

RESONANT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

The disclosure under Item 3.02 is incorporated herein by reference to the extent required.

Item 3.02                                           Unregistered Sales of Equity Securities.

On February 20, 2017, Resonant Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Grayboard Investments, Ltd., an affiliate of Longboard Capital Advisors, LLC (the “Investor”), which provides for the sale by the Company of an aggregate of 1,626,898 units (each, a “Unit” and collectively, the “Units”) at a price of $4.61 per Unit (the “Offering”), for aggregate gross proceeds to the Company of $7.5 million. Each Unit consists of one share of common stock of the Company, par value $0.001 per share (the “Common Stock”), and one warrant (the “Warrant”) to purchase one share of Common Stock at an exercise price of $8.25 for a period commencing 6 months and ending 30 months after the Closing Date (as defined below). The Offering closed on February 22, 2017 (the “Closing Date”).

Pursuant to the Purchase Agreement, the Company has agreed to indemnify the Investor for liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company or GVR Trade S.A., a corporation (Aktiengesellschaft) duly incorporated in accordance with the laws of Switzerland and wholly-owned subsidiary of the Company, in the Purchase Agreement or related documents or (ii) any action instituted against the Investor with respect to the Offering, subject to certain exceptions. The Purchase Agreement also contains customary representations and warranties and covenants of the Company and was subject to customary closing conditions.

In addition, on the Closing Date the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, dated February 22, 2017, pursuant to which the Company agreed to register for resale by the Investor the shares of Common Stock, and the shares of Common Stock issuable upon exercise of the Warrant, purchased by the Investor pursuant to the Purchase Agreement. The Company has committed to file the registration statement no later than April 15, 2017 and to cause the registration statement to become effective no later than July 21, 2017. The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events, including the Company’s failure to file the registration statement or cause it to become effective by the deadlines set forth above. The amount of liquidated damages payable to an Investor would be 1.0% of the aggregate amount invested by such Investor for each 30-day period, or pro rata portion thereof, during which the default continues.

The Units were offered and sold exclusively to accredited investors in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The Investor represented its intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates and Warrants issued in the transaction. The offer and sale of the securities were made without any general solicitation or advertising.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement, and the Warrant are qualified in their entirety by reference to the full text of the agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Securities Purchase Agreement, dated February 20, 2017, between the Registrant and Grayboard Investments, Ltd.

10.2                        Registration Rights Agreement, dated February 22, 2017, between the Registrant and Grayboard Investments, Ltd.

10.3                        Warrant to Purchase Common Stock, dated February 22, 2017, issued by the Registrant to Grayboard Investments, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2017	Resonant Inc.

	By:	/s/ Jeff Killian
Jeff Killian
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Securities Purchase Agreement, dated February 20, 2017, between the Registrant and Grayboard Investments, Ltd.

10.2	Registration Rights Agreement, dated February 22, 2017, between the Registrant and Grayboard Investments, Ltd.

10.3	Warrant to Purchase Common Stock, dated February 22, 2017, issued by the Registrant to Grayboard Investments, Ltd.